Exhibit 3.1

• - - - - - - - - - = - = - -- = - - - = - = - -- = - - = - - = - = - = - = - = = - - = - = - = - = - = , Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov WY Secretary of State FILED: 03/12/2024 07:43 AM Original ID: 2020 - 000914861 Amendment ID: 2024 - 004664680 Profit Corporation Articles of Amendment 1. Corporation name: (Name must match exactly to the Secretary of State's records.) JDalrada Financial Corporation JI is amended as follows: 2. Article number(s)I 1 _ 0 L,. *See checklist below for article number information. 500,000,000 Common Stock @ $0.005 par value 100,000 preferred stock @ $0.01 par value. 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted on L.lo_1_/2_6_/2_0_2_4 . . (Date - mmlddlyyyy) P - Amendment - Revised June 2021

5. A;,proval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.) D Shares were not issued and the board of directors or incorporators have adopted the amendment. OR [lJ Ƒ Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17 - 16 - 1005. OR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. • Signature: 8 811" Date: I . 0 . . . . . ,...21_2..,..2,..,./2,,_0_2_4 , (May be executed by Chairman of Board, President or another of its officers.) (mm/ddlyyyy) I Contac t Person: l,...M_i_c - he_l_e_K_i_n_s_e_ r - ----------- , Print Name : I Bria n Bonar Title: I Chairman of the Board I Daytime Phone Number: 1858 - 500 - 0710 Email: lmkinser@dalrada.com (An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.) Checklist † Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. C:J Please mail with payment to the address at the top of this form. This form cannot be accepted via email. C:J Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendment - Revised June 2021